As filed with the Securities and Exchange Commission on December 14, 2015

Registration No.:  333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

EATON VANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	04-2718215 (I.R.S. Employer Identification No.)

Two International Place
Boston, Massachusetts 02110
(Address of principal executive offices) (Zip code)

_____________________________

Eaton Vance Corp. 2013 Omnibus Incentive Plan

Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan

Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan

(Full Title of the Plan)

_____________________________

Frederick S. Marius
Chief Legal Officer
Eaton Vance Corp.
Two International Place
Boston, MA 02110
(Name and Address of Agent for Service)

(617) 482-8260
(Telephone Number, Including Area Code, of Agent For Service)

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Non-Voting Common Stock, par value $0.00390625 per share	6,365,000	$33.03	$210,235,950	$21,170.76

(1)

This Registration Statement covers 6,365,000 shares of the Registrant’s non-voting common stock, par value $0.00390625 per share (the “Non-Voting Common Stock”), available for issuance under the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated (6,000,000 shares); Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated (65,000 shares); and Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated (300,000 shares). This Registration Statement shall also cover any additional shares of Non-Voting Common Stock of the Registrant that become issuable under the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated; Eaton Vance Corp. 2013 Nonqualified

Employee Stock Purchase Plan, as amended and restated; or Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Non-Voting Common Stock of the Registrant.

(2)

Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933, as amended.  The fee is calculated on the basis of the average of the high and low trading prices of the Registrant’s common stock as reported on the New York Stock Exchange as of a date (December 11, 2015) within five business days prior to the filing of this Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 6,365,000 shares of non-voting common stock, par value $0.00390625 per share, of Eaton Vance Corp., a Maryland corporation (the “Registrant”), to be issued under the Registrant’s Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated (6,000,000 shares); Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated (65,000 shares); and Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated (300,000 shares) (together, the “Plans”).  In accordance with General Instruction E to Form S-8, except for Item 3 “Incorporation of Documents by Reference” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-191985, filed with the Securities and Exchange Commission on October 30, 2013, relating to the Plans and the Registrant’s Eaton Vance Corp. 2013 Employee Stock Purchase Plan.

Item 3.

    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, filed with the Commission on September 4, 2015;

(b)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, filed with the Commission on June 9, 2015;

(c)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2015, filed with the Commission on March 6, 2015;

(d)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, filed with the Commission on December 19, 2014;

(e)

the Registrant’s Current Reports on Form 8-K or 8-K/A, filed with the Commission on December 23, 2014, January 14, 2015, November 3, 2015 and November 25, 2015; and

(f)

the description of the Registrant’s non-voting common stock, par value $0.00390625 per share (the “Non-Voting Common Stock”) contained in the Registrant’s Registration Statement on Form S-3, filed on June 14, 2013, including all amendments and reports updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated; Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated; and Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated, meeting the requirement of Section 10(a) of the Securities Act.

Item 8.

Exhibits.

Exhibit No.	Description

4.1

Registrant’s Amended Articles of Incorporation, as amended, has been filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-3, dated June 14, 2013, filed pursuant to the Securities Act of 1933, as amended (S.E.C. File No. 333-189309) and is incorporated herein by reference.

4.2	Registrant’s By-Laws, as amended, have been filed as Exhibit 99.3 to Registrant’s Current Report on Form 8-K filed January 18, 2006 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

5.1	Opinion of DLA Piper.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).*

99.1

Copy of the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated, approved by the Eaton Vance Corp. Board of Directors on October 28, 2015 and the Voting Shareholders on October 30, 2015 has been filed as Exhibit 10.1 to the Current Report on Form 8-K on November 3, 2015 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

99.2

Copy of the Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated, approved by the Eaton Vance Corp. Board of Directors on October 28, 2015 and the Voting Shareholders on October 30, 2015 has been filed as Exhibit 10.2 to the Current Report on Form 8-K on November 3, 2015 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

99.3

Copy of the Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated, approved by the Eaton Vance Corp. Board of Directors on October 28, 2015 and the Voting Shareholders on October 30, 2015 has been filed as Exhibit 10.3 to the Current Report on Form 8-K on November 3, 2015 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 14th day of December, 2015.

EATON VANCE CORP.

By:  /s/ Thomas E. Faust Jr.

Name:

Thomas E. Faust Jr.

Title:   Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Laurie G. Hylton as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas E. Faust Jr. Thomas E. Faust Jr.	Chairman, Chief Executive Officer and President (Principal Executive Officer)	December 14, 2015

/s/ Laurie G. Hylton Laurie G. Hylton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2015

/s/ Ann E. Berman Ann E. Berman	Director	December 14, 2015

/s/ Leo I. Higdon, Jr. Leo I. Higdon, Jr.	Director	December 14, 2015

/s/ Brian D. Langstraat Brian D. Langstraat	Director	December 14, 2015

/s/ Dorothy E. Puhy Dorothy E. Puhy	Director	December 14, 2015

/s/ Winthrop H. Smith, Jr. Winthrop H. Smith, Jr.	Director	December 14, 2015

/s/ Richard A. Spillane, Jr. Richard A. Spillane, Jr.	Director	December 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1

Registrant’s Amended Articles of Incorporation, as amended, has been filed as Exhibit 3.1 to the Registrant’s registration statement on Form S-3, dated June 14, 2013, filed pursuant to the Securities Act of 1933, as amended (S.E.C. File No. 333-189309) and is incorporated herein by reference.

4.2	Registrant’s By-Laws, as amended, have been filed as Exhibit 99.3 to Registrant’s Current Report on Form 8-K filed January 18, 2006 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

5.1	Opinion of DLA Piper.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of DLA Piper (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).*

99.1

Copy of the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated, approved by the Eaton Vance Corp. Board of Directors on October 28, 2015 and the Voting Shareholders on October 30, 2015 has been filed as Exhibit 10.1 to the Current Report on Form 8-K on November 3, 2015 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

99.2

Copy of the Eaton Vance Corp. 2013 Nonqualified Employee Stock Purchase Plan, as amended and restated, approved by the Eaton Vance Corp. Board of Directors on October 28, 2015 and the Voting Shareholders on October 30, 2015 has been filed as Exhibit 10.2 to the Current Report on Form 8-K on November 3, 2015 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

99.3

Copy of the Eaton Vance Corp. 2013 Incentive Compensation Nonqualified Employee Stock Purchase Plan, as amended and restated, approved by the Eaton Vance Corp. Board of Directors on October 28, 2015 and the Voting Shareholders on October 30, 2015 has been filed as Exhibit 10.3 to the Current Report on Form 8-K on November 3, 2015 (S.E.C. File No. 1-8100) and is incorporated herein by reference.

*Filed herewith.